                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   __________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) of the
                        SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):

                                 June 27, 2000


                              PROSOFTTRAINING.COM
                              -------------------
              (Exact Name of Registrant as Specified in Charter)


             Nevada                        000-21535                     87-0448639
---------------------------------------------------------------------------------------------
 (State or Other Jurisdiction of    (Commission File Number)    (IRS Employer Identification
         Incorporation)                                                    Number)

             3001 Bee Caves Rd., Suite 100, Austin, Texas   78746
             -----------------------------------------------------
             (Address of Principal Executive Offices)   (Zip Code)

              Registrant's telephone number, including area code:
                                (512) 328-6140
                                --------------


                                   NO CHANGE
                         -----------------------------
         (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OF ASSETS.

         On June 27, 2000, the Registrant signed an agreement to purchase 100% of the capital stock of ComputerPREP, Inc. (ComputerPREP) from Drake Personnel (New Zealand) Limited (Drake) for approximately $30 million, split equally between cash and stock, and 600,000 warrants to purchase Registrant's capital stock. ComputerPREP is one of the largest North American publishers and distributors of courseware for information technology, offering over 1,000 titles covering topics such as Certified Internet Webmaster (CIW) certification, A+ certification and Linux courses. CIW is an Internet skills program administered and branded by ProsoftTraining.com. ComputerPREP had over $4 million in revenue attributable to A+ certification during its fiscal year ended October 1, 1999.

         Pursuant to the Stock Purchase Agreement, the Registrant placed the purchase price in escrow, subject to termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, which is expected by the end of July 2000. The source of the cash consideration paid came from a private placement of common stock that was recently completed. Net proceeds from the private placement to the Registrant will exceed the cash portion of the purchase price. The excess proceeds will be used for working capital and general corporate purposes. Outstanding shares of the Registrant will increase by approximately 3.25 million as a result of both transactions. The 2,092,126 shares sold in the private placement will be registered for resale immediately on a Form S-3 Registration Statement, while the 1,142,422 shares issued to Drake in the ComputerPREP acquisition will be registered in three semiannual installments beginning in January 2001.

         ComputerPREP generated approximately $14.5 million in revenue during its fiscal year ended October 1, 1999. The technology training publishing unit had revenue of approximately $13.8 million and the online training software unit had revenue of approximately $700,000 in that period. The Registrant intends to continue operating the technology training publishing unit and discontinue the online training software unit.


ITEM 5.  OTHER EVENTS

         In June 2000, the Registrant received gross proceeds of $23,013,386 from the sale to certain accredited investors of 2,092,126 shares of Common Stock. The Registrant has agreed to file a Registration Statement on Form S-3 with the Securities and Exchange Commission covering the resale of those shares no later than July 7, 2000 and to use its best efforts to get the Registration Statement declared effective as soon as possible. Net proceeds from that private placement, after payment of fees and other expenses, were approximately $22,000,000. As discussed above under Item 2, approximately $15,000,000 of those proceeds was used to fund the cash portion of the ComputerPREP purchase price. The remaining proceeds will be used for working capital and general corporate purposes. The Registrant believes that the sale to these investors was exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), in reliance on the exemption set forth in Rule 506 of Regulation D promulgated under the Act.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (a)  FINANCIAL STATEMENT OF BUSINESS ACQUIRED.

         Report of Independent Auditors

         Balance Sheet as of  October 1, 1999 and September 25, 1998

         Statements of Operations and Retained Earnings for the fifty-three week period ended October 1, 1999 and fifty-two week periods ended September 25, 1998 and September 26, 1997

         Statements of Cash Flows for the fifty-three week period ended October 1, 1999 and fifty-two week periods ended September 25, 1998 and September 26, 1997

         Notes to Financial Statements

    (b) PRO FORMA FINANCIAL INFORMATION OF PROSOFTTRAINING.COM AND COMPUTERPREP, INC.

         Unaudited Pro Forma Combined Balance Sheet as of April 30, 2000.

         Notes to Unaudited Pro Forma Combined Balance Sheet as of April 30,
         2000

         Unaudited Pro Forma Combined Statement of Operations for the year ended July 31, 1999

         Notes to Unaudited Pro Forma Combined Statement of Operations for the year ended July 31, 1999

         Unaudited Pro Forma Combined Statement of Operations for the nine months ended April 30, 2000

         Notes to Unaudited Pro Forma Combined Statement of Operations for the nine months ended April 30, 2000

    (c)  Exhibits
         --------

         2.1 Stock Purchase Agreement, dated June 27, 2000, by and among the Registrant and Drake Personnel (New Zealand) Limited and ComputerPREP, Inc.

         10.1 Registration Rights Agreement dated as of June 27, 2000 by and between the Registrant and Drake Personnel (New Zealand) Limited

         10.2 Common Stock Purchase Warrant dated June 27, 2000 to purchase 300,000 shares issued to Drake Personnel (New Zealand) Limited

         10.3 Common Stock Purchase Warrant dated June 27, 2000 to purchase 300,000 shares issued to Drake Personnel (New Zealand) Limited

         10.4 Securities Purchase Agreement dated June 27, 2000 by and among Registrant and various investors

         10.5 Registration Rights Agreement dated June 27, 2000 by and among Registrant and various investors

         23.1  Consent of Semple & Cooper, LLP

FINANCIAL STATEMENT OF BUSINESS ACQUIRED.

Report of Independent Auditors

Balance Sheet as of October 1, 1999 and September 25, 1998

Statements of Operations and Retained Earnings for the fifty-three week period ended October 1, 1999 and fifty-two week periods ended September 25, 1998 and September 26, 1997

Statements of Cash Flows for the fifty-three week period ended October 1, 1999 and fifty-two week periods ended September 25, 1998 and September 26, 1997

Notes to Financial Statements

                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------

To the Stockholder and Board of Directors of ComputerPrep, Inc. (A Wholly-Owned Subsidiary)

We have audited the accompanying balance sheets of ComputerPrep, Inc. (A Wholly-Owned Subsidiary) as of October 1, 1999 and September 25, 1998, and the related statements of operations and retained earnings, and cash flows for the fifty-three week period ended October 1, 1999 and fifty-two week periods ended September 25, 1998 and September 26, 1997, respectively. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ComputerPrep, Inc. (A Wholly-Owned Subsidiary) as of October 1, 1999, September 25, 1998 and September 26, 1997, the results of its operations, and cash flows for the three years in the period ended October 1, 1999, in conformity with generally accepted accounting principles.


Certified Public Accountants                 /s/ Semple & Cooper, LLP

Phoenix, Arizona
November 16, 1999

                              COMPUTERPREP, INC
                         (A WHOLLY-OWNED SUBSIDIARY)
                                BALANCE SHEETS


                                                                September 25,        October 1,            April 30, 2000
                                                                    1998                 1999               (UNAUDITED)
                                                                    ----                 ----                 ----
                                            ASSETS
Current Assets:
  Cash and cash equivalents                                      $   199,999         $    54,277          $    93,547
  Accounts receivable, net                                         1,845,752           2,204,439            1,978,611
  Due from related party                                              78,274              14,338                   --
  Advances to related parties                                        374,512             264,034                   --
  Inventory                                                          306,106              74,253              152,446
  Prepaid expenses                                                    57,544              35,325               42,139
                                                                 -----------         -----------          -----------

     Total Current Assets                                          2,862,187           2,646,666            2,266,743

Property and Equipment, net                                        1,162,555             653,588              541,369
                                                                 -----------         -----------          -----------
     Total Assets                                                $ 4,024,742         $ 3,300,254          $ 2,808,112
                                                                 ===========         ===========          ===========

                                        LIABILITIES AND STOCKHOLDER'S DEFICIT
Current Liabilities:
  Line of credit                                                 $         -         $   974,452          $   228,813
  Accounts payable                                                 2,502,567           1,959,291            2,516,395
  Due to related parties                                           1,050,288             635,904              455,218
  Accrued expenses                                                   906,138             535,252              556,144
                                                                 -----------         -----------          -----------
     Total Current Liabilities                                     4,458,993           4,104,899            3,756,570
                                                                 -----------         -----------          -----------

Stockholder's Deficit:
  Common stock - $1 par value, 1,000 shares
   authorized, 100 shares issued and outstanding                         100                 100                  100
  Accumulated deficit                                               (434,351)           (804,745)            (948,558)
                                                                 -----------         -----------          -----------
     Total Stockholder's Deficit                                    (434,251)           (804,645)            (948,458)
                                                                 -----------         -----------          -----------
     Total Liabilities and Stockholder's Deficit                 $ 4,024,742         $ 3,300,254          $ 2,808,112
                                                                 ===========         ===========          ===========

                    The Accompanying Notes are an Integral
                       Part of the Financial Statements

                              COMPUTERPREP, INC.
                          (A WHOLY-OWNED SUBSIDIARY)
           STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)
           For The Fifty-Three Week Period Ended October 1, 1999 and
   For The Fifty-Two Week Periods Ended September 25, 1998 and September 26,
                              1997, respectively


                                                                                                       Six Months Ended March 31
                                                                                                      -----------------------------
                                                                                                        1999              2000
                                                  September 26     September 25     October 1      --------------------------------
                                                       1997          1998              1999                 UNAUDITED
                                                       ----          ----              ----        --------------------------------
Sales                                                $11,136,455    $12,826,004      $14,526,233   $  6,832,080       $  7,630,012

Cost of Sales                                          3,123,715      3,715,164        5,242,818      2,446,889          3,133,446
                                                     -----------    -----------      -----------   ------------       ------------

Gross Profit                                           8,012,740      9,110,840        9,283,415      4,385,191          4,496,566
                                                     -----------    -----------      -----------   ------------       ------------

Expenses:
  Selling and marketing                                1,569,380      6,274,008        4,328,725      2,233,572          2,178,680
  Product research and development                     3,920,148      2,856,657        2,697,237      1,179,694          1,055,329
  General and administrative                           2,464,029      2,278,832        2,399,590      1,224,895          1,245,404
                                                     -----------    -----------      -----------   ------------       ------------

                                                       7,953,557     11,409,497        9,425,552      4,638,161          4,479,413
                                                     -----------    -----------      -----------   ------------       ------------

Gain (loss) from Operations                               59,183     (2,298,657)        (142,137)      (252,970)            17,153
                                                     -----------    -----------      -----------   ------------       ------------

Other Income (Expenses):
  Interest expense                                        (3,228)       (12,439)         (99,522)       (39,807)           (39,474)
  Loss on sale of fixed assets                                 -         (3,077)          (2,159)             -                  -
  Management fees                                       (523,184)      (598,657)        (134,447)      (250,768)           (40,116)
  Miscellaneous                                           55,116          6,011            7,871           (310)            13,355
                                                     -----------    -----------      -----------   ------------       ------------
                                                        (471,296)      (608,162)        (228,257)      (290,885)           (66,235)
                                                     -----------    -----------      -----------   ------------       ------------

Net Loss                                                (412,113)    (2,906,819)        (370,394)      (543,855)           (49,082)
                                                     -----------    -----------      -----------   ------------       ------------

Retained Earnings (Deficit), Beginning of Year         2,884,581      2,472,468         (434,351)      (434,351)          (804,745)
                                                     -----------    -----------      -----------   ------------       ------------

Accumulated Earnings (Deficit), End of Year          $ 2,472,468    $  (434,351)     $  (804,745)  $   (978,206)      $   (853,827)
                                                     ===========    ===========      ===========   ============       ============

                    The Accompanying Notes are an Integral
                       Part of the Financial Statement.

                              COMPUTERPREP, INC.
                          (A WHOLLY-OWNED SUBSIDIARY)
                           STATEMENTS OF CASH FLOWS
            For The Fifty-Three Week Period Ended October 1, 1999
                   and for the Fifty-Two Week Periods Ended
           September 25, 1998, and September 26, 1997, respectively

                                                                                                                Six Months
                                                             September 26   September 25   October 1          Ended March 31
                                                                1997           1998         1999             1999          2000
                                                                ----           ----         ----             ----          ----
                                                                                                                (UNAUDITED)
Increase (Decrease) in Cash and Cash Equivalents:

Cash flows from operating activities:
  Net Loss                                                 $  (412,113)   $(2,906,819)  $  (370,394)    $  (543,855)   $   (49,082)

Adjustments to reconcile net loss to cash used by
 operating activities:
  Depreciation and amortization                                433,606        540,424       450,447         282,708        164,117
  Loss on sale of fixed asset                                        -          3,077         2,159               -              -
  Proceeds from sale of fixed assets applied
    against accounts payable                                         -              -       168,978               -              -

Changes in non-cash operating accounts:
  Accounts receivable                                          739,180       (320,414)     (358,687)        400,131        323,498
  Due from related party                                           -          (78,274)       63,936               -              -
  Advances to related parties                                 (158,497)      (176,307)      110,478               -        (20,000)
  Inventory                                                   (135,901)        94,770       231,853         (45,465)       (62,782)
  Prepaid expenses                                             (64,737)        30,716        22,219          33,161         20,019
  Accounts payable                                             802,654      1,278,268      (543,276)     (1,483,720)       343,195
  Due to related parties                                           -        1,050,288      (414,384)              -              -
  Accrued expenses                                             (62,316)       315,266      (370,886)        (65,316)        13,674
  Income taxes payable                                         (70,829)             -             -               -              -
                                                           -----------    -----------   -----------     -----------    -----------
        Net cash provided by (used in) operating
         activities                                          1,071,047       (169,005)   (1,007,557)     (1,422,356)       732,639
                                                           -----------    -----------   -----------     -----------    -----------
Cash flows from investing activities:
  Purchase of property and equipment                          (743,113)      (509,543)     (120,390)        (40,055)       (78,158)
  Proceeds from sale of fixed assets                                 -          7,306         7,773               -              -
  Collection (disbursement) of note receivable
    from related party                                        (200,000)       200,000             -               -              -
                                                           -----------    -----------   -----------     -----------    -----------

        Net cash used by investing activities                 (943,113)      (302,237)     (112,617)        (40,055)       (78,158)
                                                           -----------    -----------   -----------     -----------    -----------
Cash flows from financing activities:
  Proceeds (payments) on credit line, net                            -              -       974,452       1,185,000       (636,359)
                                                           -----------    -----------   -----------     -----------    -----------

        Net cash provided by (used in) financing
         activities                                                  -              -       974,452       1,185,000       (636,359)
                                                           -----------    -----------   -----------     -----------    -----------
Net increase (decrease) in cash and cash equivalents           127,934       (471,242)     (145,722)       (277,411)        18,122

Cash and cash equivalents at beginning of period               543,307        671,241       199,999         199,999         54,277
                                                           -----------    -----------   -----------     -----------    -----------
Cash and cash equivalents at end of period                 $   671,241    $   199,999   $    54,277     $   (77,412)   $    72,399
                                                           ===========    ===========   ===========     ===========    ===========

Supplemental disclosure of cash flow information:
 Interest paid                                             $         -    $    12,439   $    99,522     $    49,761    $    11,700
                                                           ===========    ===========   ===========     ===========    ===========
 Income taxes paid                                         $         -              -             -               -              -
                                                           ===========    ===========   ===========     ===========    ===========
Non-cash investing activities:
 Proceeds from sale of fixed assets applied
   against accounts payable                                $         -    $         -   $   168,978     $         -    $         -
                                                           ===========    ===========   ===========     ===========    ===========


                    The Accompanying Notes are an Integral
                      Part of the Financial Statements

                              COMPUTERPREP, INC.
                          (A WHOLLY-OWNED SUBSIDIARY)
                         NOTES TO FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies, Nature of Operations and Use of
   Estimates:

   Nature of Business:

   ComputerPrep, Inc. (a wholly-owned subsidiary of Drake Management Systems, Inc.) is in the business of publishing computer training manuals and systems for customers principally in the United States and Canada. The Company was incorporated in Delaware on July 17, 1986.

   Pervasiveness of Estimates:

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Cash and Cash Equivalents:

   Cash and cash equivalents are considered to be all highly liquid investments purchased with an initial maturity of three (3) months or less.

   Accounts Receivable:

   The Company provides for potentially uncollectible accounts receivable by use of the allowance method. The allowance is provided based upon a review of the individual accounts outstanding, and the Company's prior history or uncollectible accounts receivable. At October 1, 1999 and September 25, 1998, management has established allowances for potentially uncollectible accounts in the amounts of $218,453 and $173,614, respectively.

   Inventories:

   Inventories are stated at the lower of cost or market. Cost is determined on a first-in, first-out (FIFO) basis.

                              COMPUTERPREP, INC.
                          (A WHOLLY-OWNED SUBSIDIARY)
                   NOTES TO FINANCIAL STATEMENTS (Continued)

1. Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates (Continued)

     Software Development Costs:

     In accordance with Statements of Financial Accounting Standards (SFAS) No. 86, the Company has evaluated the establishment of technological feasibility of its various products during the development phase. Due to the dynamic changes in the market, the Company has concluded that it cannot determine, with any reasonable degree of accuracy, technological feasibility until the development phase of the project is nearly complete. The time period during which costs could be capitalized from the point of reaching technological feasibility until the time of general product release is generally very short and, consequently, the amounts that could be capitalized pursuant to SFAS No. 86 are not material to the Company's financial position or results of operation. Therefore, the Company charges all product research and development expenses to operations in the period incurred.

     Property and Equipment:

     Property and equipment are carried at cost less accumulated depreciation. Depreciation is provided for on a straight-line basis at the following rates:

     Furniture and fixtures                  7 years
     Leasehold improvements                  Over the term of the lease
     Machinery and equipment                 5 years
     Software                                3 years

     Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life and charged to expense as incurred. Betterments or renewals are capitalized when incurred. For the periods ended October 1, 1999, September 25, 1998 and September 26, 1997 depreciation expense was $450,447, $540,424 and $433,606 respectively.

                              COMPUTERPREP, INC.
                          (A WHOLLY-OWNED SUBSIDIARY)
                   NOTES TO FINANCIAL STATEMENTS (Continued)


1.   Summary of Significant Accounting Policies, Nature of Operations and Use of
     Estimates: (Continued)

     Income Taxes:

     Deferred income taxes are provided on an asset and liability method, whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards. Deferred tax liabilities are recognized for taxable temporary differences. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that the carryforwards will not be utilized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

     ComputerPrep, Inc. files a consolidated return with the other U.S. subsidiaries of its parent company. All provisions for federal and state income taxes, including provisions for deferred taxes, are provided for through the intercompany accounts. At October 1, 1999, management has established a valuation allowance equal to the benefit from the current period net loss as the utilization of the loss carryforward is uncertain.

2.   Concentrations:

     The Company maintains cash balances at various financial institutions. Deposits not to exceed $100,000 at the financial institution are insured by the Federal Deposit Insurance Corporation. At October 1, 1999 and September 25, 1998, the Company had approximately $50,000 and $166,000 of uninsured cash.

3.   Related Party Transactions:

     Due from Related Party:

     The amount due from related party represents refunds due from its parent company for estimated state tax payments made during the fiscal years ended September 30, 1998 and 1997. The refunds are issued to the parent company who forwards them to the Company upon receipt.

     Advances to Related Parties:

     Amount represents advances to companies under common control, are considered short-term in nature, non-interest bearing, and due on demand.

                              COMPUTERPREP, INC.
                          (A WHOLLY-OWNED SUBSIDIARY)
                   NOTES TO FINANCIAL STATEMENTS (Continued)

3. Related Party Transactions: (Continued)

   Due to Related Parties:

   Amount represents advances to companies under common control, are considered short-term in nature, non-interest bearing, and due on demand.

4. Property and Equipment:

   Property and equipment as of October 1, 1999 and September 25, 1998 consist of the following:

                                                  October 1,     September 25,
                                                    1999             1998
                                                    ----             ----
Furniture and fixtures                           $  367,931     $  367,931
Leasehold improvments                                51,499         76,093
Machinery and equipment                           1,518,287      2,002,267
Software                                            683,213        626,138
                                                  ---------      ---------
                                                  2,620,930      3,072,429
Less: accumulated depreciation                   (1,967,342)    (1,909,874)
                                                  ---------      ---------
                                                 $  653,588     $1,162,555
                                                 ==========     ==========

5. Inventory:

Inventory as of October 1, 1999 and September 25, 1998 is comprised of the following:

                                                 October 1,     September 25,
                                                   1999             1998
                                                   ----             ----
Raw materials                                    $        -     $   62,236
Finished goods                                       74,253        243,870
                                                 ----------     ----------
                                                 $   74,253     $  306,106
                                                 ==========     ==========

                              COMPUTERPREP, INC.
                          (A WHOLLY-OWNED SUBSIDIARY)
                   NOTES TO FINANCIAL STATEMENTS (Continued)

6.   Line of Credit:

     As of October 1, 1999, the Company had outstanding borrowings of $974,452, under a $1,764,000 revolving line of credit agreement with Union Bank of California, N.A. Interest on the line of credit agreement is payable at the bank's reference rate, which was 8.25% at October 1, 1999, and is due on the last day of each month. Principal and interest are due in full on December 31, 1999. The loan is secured by a guarantee of the parent company.

7.   Commitments:

     Purchases:

     The Company is committed to purchases of inventory through July, 2003 at then prevailing market prices. At October 1, 1999, these purchases aggregated as follows, based on current market prices:

               Fifty-Two Week
               Period Ending
                 October 1,                            Amount
                 ----------                            ------

                    2000                            $ 4,121,360
                    2001                              3,783,333
                    2002                              3,200,000
                    2003                              2,666,667
                                                    -----------
                                                    $13,771,360
                                                    ===========

     For the periods ended October 1, 1999 and September 25, 1998, purchases under the aforementioned commitments amounted to approximately $1,046,000 and $0, respectively.

                              COMPUTERPREP, INC.
                          (A WHOLLY-OWNED SUBSIDIARY)
                   NOTES TO FINANCIAL STATEMENTS (Continued)


7. Commitments: (Continued)

   Operating Leases:

The Company has entered into non-cancellable operating leases for the rental of office and production space which expire at various dates. Gross minimum rental commitments required under those operating leases that have initial or remaining lease terms in excess of one year, are as follows:

                    Fifty-Two Week
                     Period Ended
                      October 1,                       Amount
                      ----------                       ------

                         2000                        $ 330,111
                         2001                          192,565
                                                     ---------
                                                     $ 522,676
                                                     =========

For the periods ended October 1, 1999, September 25, 1998 and September 26, 1997, rent expense under the aforementioned operating leases was $366,264, $438,992 and $349,591, respectively.

          PRO FORMA FINANCIAL INFORMATION OF PROSOFTTRAINING.COM AND COMPUTERPREP, INC.

          Unaudited Pro Forma Combined Balance Sheet as of April 30, 2000.

          Notes to Unaudited Pro Forma Combined Balance Sheet as of April 30,
          2000

          Unaudited Pro Forma Combined Statement of Operations for the year ended July 31, 1999

          Notes to Unaudited Pro Forma Combined Statement of Operations for the year ended July 31, 1999

          Unaudited Pro Forma Combined Statement of Operations for the nine months ended April 30, 2000

          Notes to Unaudited Pro Forma Combined Statement of Operations for the nine months ended April 30, 2000

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION.

     The following unaudited pro forma combined financial information of Prosofttraining.com (Prosoft or the Company) gives effect to the ComputerPrep, Inc. (ComputerPrep) acquisition (the Acquisition) and the sale of common stock in the private placement transaction as if such transaction were consummated on April 30, 2000, in the case of the Unaudited Pro Forma Combined Balance Sheet, and as if such transaction were consummated on August 1, 1998, in the case of Unaudited pro Forma Combined Statements of Operations for the year ended July 31, 1999 and the nine months ended April 30, 2000. The Unaudited Pro Forma Combined Statements of Operations for the year ended July 31, 1999 includes ComputerPrep historical information for the fifty-three week period ended October 1, 1999, its fiscal year end, and for the nine months ended April 30, 2000. The agreement to purchase ComputerPrep was signed on June 27, 2000. The aforementioned transaction and the related adjustments are described in the accompanying notes. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data.

     The following unaudited pro forma combined financial information is presented for illustrative purposes only, does not purport to be indicative of Prosoft's financial position or results of operations as of the date hereof, or as of or for any other future date, and is not necessarily indicative of what Prosoft's actual financial position or results of operations would have been had the foregoing transaction been consummated on such dates, nor does it give effect to (i) any transactions other that the forgoing transaction and those described in the accompanying Notes to Unaudited Pro Forma Combined Financial Information or (ii) Prosoft's results of operations since April 30, 2000. Although the following Unaudited pro forma combined financial information gives effect to expected annual net savings from the elimination of duplicate general and administrative expense and the elimination of sales and related cost of sales associated with the discontinuance of the online training software unit, it does not give effect to additional annual net savings expected to be achieved following consummation of the Acquisition to the Unaudited Pro Forma Combined Statement of Operations for the year ended July 31, 1999. Actual amounts could differ from those presented.

     The following unaudited pro forma combined financial information is based upon historical financial statements of Prosoft and ComputerPrep and should be read in conjunction with such historical financial statements, the related notes, and the Notes to Unaudited Pro Forma Combined Financial information. In the preparation of the Unaudited pro forma combined financial information, it has been assumed that the historical value of ComputerPrep's assets and liabilities approximates the fair value thereof, since an independent valuation has not been completed. Prosoft will be required to determine the fair value of ComputerPrep's assets and liabilities as of the closing date of the Acquisition and the fair value of the 600,000 warrants given in the Acquisition. Although such determination of the fair value is not presently expected to result in values that are materially greater or less than the values assumed in the preparation of the following pro forma combined financial information, there can be no assurances with respect thereof.

                  Unaudited Pro Forma Combined Balance Sheet
                                April 30, 2000


                                                                               ComputerPrep        Acquisition
                                                Prosoft        ComputerPrep      Pro Forma         and Offering       Pro Forma
                                              Historical        Historical      Adjustments         Adjustments       Combined
                                             -------------    -------------    -------------       -------------    -------------
                    Assets
Current assets:
 Cash and cash  equivalents                  $   4,506,044    $      93,547    $     815,969  (1)  $   7,000,000 (3)$  12,415,560
 Accounts receivable, net                        4,535,043        1,978,611                -                   -        6,513,654
 Notes receivable                                   16,800                -                -                   -           16,800
 Inventory                                               -          152,446                -                   -          152,446
 Prepaid expenses and other current assets         504,793           38,638                -                   -          543,431
                                             -------------    -------------    -------------       -------------    -------------
Total current assets                             9,562,680        2,263,242          815,969                   -       19,641,891

Property and equipment, net                        522,602          541,369                -                   -        1,063,971
Intangible assets, net                           3,204,537                -                -          30,448,458 (3)   33,652,995
Other asserts                                            -            3,501                -                   -            3,501
                                             -------------    -------------    -------------       -------------    -------------
Total assets                                 $  13,289,819    $   2,808,112    $     815,969       $  37,448,458    $  54,362,358
                                             =============    =============    =============       =============    =============
   Liabilities and stockholders' equity
Current liabilities:
 Bank loans payable                          $          -     $     228,813    $    (228,813) (1)  $           -    $           -
 Accounts payable                                1,644,958        2,306,603                -                   -        3,951,561
 Accrued payroll and other expenses                569,186          556,144                -                   -        1,125,330
 Current portion of capital leases
  obligations                                      875,355                -                -                   -          875,355
 Customer deposits                                       -          209,792                -                   -          209,792
 Intercompany payable                                    -          455,218         (455,218) (1)              -                -
 Accrued restructuring costs                       553,781                -        1,000,000  (2)              -        1,553,781
                                             -------------    -------------    -------------       -------------    -------------
Total current liabilities                        3,643,280        3,756,570          315,969                   -        7,715,819

Capital lease obligations, net of current
 portion                                           249,743                -                -                   -          249,743
Other                                              289,575                -                -                   -          289,575
                                             -------------    -------------    -------------       -------------    -------------
Total liabilities                                4,182,598        3,756,570          315,969                   -        8,255,137

Common stock subject to redemption                  56,649                -                -                   -           56,649

Stockholders' equity                             9,050,572         (948,458)         500,000 (1,2)    37,448,458 (3)   46,050,572
                                             -------------    -------------    -------------       -------------    -------------
Total liablilities and stockholders' equity  $  13,289,819    $   2,808,112    $     815,969       $  37,448,458    $  54,362,358
                                             =============    =============    =============       =============    =============

     See accompanying notes to Unaudited Pro Forma Combined Balance Sheet

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                APRIL 30, 2000

(1) Adjustment to record $1,500,000 cash contribution to stockholders' equity by ComputerPrep's parent and the payment of intercompany payables and bank loans, per the Acquisition agreement.

(2) Reflects estimated transition and integration costs to be incurred in connection with the acquisition.

     Severance and other compensation to employees              $  700,000

     Lease terminations and other costs                            300,000
                                                                ----------
                                                                $1,000,000
                                                                ==========


(3) Adjustment to record the sale of stock to investors, the equity required to finance the Acquisition and the related purchase accounting for the Acquisition.

                                                      Intangible   Stockholders'
                                           Cash         Assets       Equity
                                       ------------  ------------  ------------

     Proceeds from the sale of stock   $ 22,000,000                $ 22,000,000

     Payment to Drake - cash portion    (15,000,000) $ 15,000,000

     Payment to Drake - stock portion                  15,000,000    15,000,000

     Purchase accounting adjustment                       448,458       448,458
                                       ------------  ------------  ------------

                                       $  7,000,000  $ 30,448,458  $ 37,448,458
                                       ============  ============  ============

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                           YEAR ENDED JULY 31, 1999

                                                                         ComputerPrep Pro Forma Adjustments
                                                                      ---------------------------------------
                                          Prosoft     ComputerPrep       Elimination of                               Pro Forma
                                        Historical     Historical        Business Unit           Acquisition          Combined
                                      --------------  -------------   --------------------      -------------      --------------
Revenue                               $   8,716,016    $ 14,526,233         $   (690,000) (1)   $                  $  22,552,249

Costs and expenses:
  Cost of revenue                         9,071,871       7,940,055           (2,080,000) (1)                         14,931,926
  Sales and marketing                     1,613,182       4,328,725                               (1,100,000) (2)      4,841,907
  General and administrative              4,907,967       2,514,381                               (1,150,000) (2)      6,272,348
  Amortization of intangibles               601,135                                                1,500,000  (3)      2,101,135
  Restructuring charge                    3,723,148               -                                                    3,723,148
                                      -------------    ------------         ------------        ------------       -------------
Total costs and expenses                 19,917,303      14,783,161           (2,080,000)           (750,000)         31,870,464
                                      -------------    ------------         ------------        ------------       -------------

Loss from operations                    (11,201,287)       (256,928)           1,390,000             750,000          (9,318,215)

 Interest income (expense)                 (405,648)        (99,522)                   -                   -            (505,170)

                                      -------------    ------------         ------------        ------------       -------------
Net loss                              $ (11,606,935)   $   (356,450)        $  1,390,000        $    750,000       $  (9,823,385)
                                      =============    ============         ============        ============       =============

Basic and diluted net loss per share  $       (0.90)                                                               $       (0.64)
                                      =============                                                                =============

Weighted average shares
 outstanding (4)                         12,845,182                                                                   15,414,056
                                      =============                                                                =============

See accompanying notes to Unaudited Pro Forma Combined Statement of Operations

               NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT
                OF OPERATIONS FOR THE YEAR ENDED JULY 31, 1999

(1) Reflects the elimination of sales and related cost of sales on ComputerPrep's online training software unit that will discontinued.

(2)  Elimination of duplicate corporate overhead and marketing expenses:

     Corporate Overhead:
      Salaries and benefits                     $  770,000
      Administrative expenses                      330,000
                                                ----------
         Total                                  $1,100,000
                                                ==========
     Marketing Expenses:
      Salaries and benefits                     $  345,000
      Other marketing expenses                     805,000
                                                ----------
         Total                                  $1,150,000
                                                ==========

(3) To record pro forma intangible amortization required as a result of the ComputerPrep acquisition, using 20 years as the estimated useful life for excess costs over fair value of net assets acquired.

(4) Weighted average common shares outstanding for both basic and diluted earnings per share was calculated as follows:

     Prosoft historical                         12,845,182
     Number of shares issued in the private
      placement to fund the cash purchase
      price                                      1,426,452
     Payment to Drake                            1,142,422
                                                ----------
                                                15,414,056
                                                ==========

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                       NINE MONTHS ENDED APRIL 30, 2000

                                                                         ComputerPrep Pro Forma Adjustments
                                                                      ---------------------------------------
                                          Prosoft      ComputerPrep      Elimination of                                Pro Forma
                                        Historical     Historical     Technology Business        Acquisition           Combined
                                       ------------    ------------   -------------------        -----------        -----------
Revenue                                $ 12,928,506    $ 11,664,166     $     (1,840,000) (1)    $                   $ 22,752,672

Costs and expenses:
  Cost of revenue                         7,436,341       4,352,617           (2,820,000) (1)                           8,968,958
  Sales and marketing                     1,177,115       4,117,514                                (1,000,000) (2)      4,294,629
  General and administrative              2,930,403       3,263,206                                (1,600,000) (2)      4,593,609
  Amortization of intangibles               484,735                                                 1,125,000  (3)      1,609,735
  Restructuring charge                            -               -                                                             -
                                       ------------    ------------     ----------------         ------------        ------------
Total costs and expenses                 12,028,594      11,733,337           (2,820,000)          (1,475,000)         19,466,931
                                       ------------    ------------     ----------------         ------------        ------------

Income (loss) from operations               899,912         (69,171)             980,000            1,475,000           3,285,741

 Interest income (expense)                 (305,353)        (68,426)                   -                    -            (373,779)
                                       ------------    ------------     ----------------         ------------        ------------
Net income (loss)                      $    594,559    $   (137,597)    $        980,000         $  1,475,000        $  2,911,962
                                       ============    ============     ================         ============        ============
Earnings per share:
  Basic                                $       0.04                                                                  $       0.15
                                       ============                                                                  ============
  Diluted                              $       0.03                                                                  $       0.13
                                       ============                                                                  ============

Weighted average shares outstanding:
  Basic                                  16,311,680                                                                    18,880,554
                                       ============                                                                  ============
  Diluted                                19,725,800                                                                    22,294,674
                                       ============                                                                  ============

See accompanying notes to Unaudited Pro Forma Combined Statement of Operations

              NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF
              OPERATIONS FOR THE NINE MONTHS ENDED APRIL 30, 2000

(1) Reflects the elimination of sales and related cost of sales on ComputerPrep's online training software unit that will discontinued.

(2)  Elimination of duplicate corporate overhead and marketing expenses;

     Corporate Overhead:
      Salaries and benefits                     $  480,000
      Administrative expenses                    1,120,000
                                                ----------
         Total                                  $1,600,000
                                                ==========
     Marketing Expenses:
      Salaries and benefits                     $  700,000
      Other marketing expenses                     300,000
                                                ----------
         Total                                  $1,000,000
                                                ==========

(3) To record pro forma intangible amortization required as a result the ComputerPrep acquisition, using 20 years as the estimated useful life for excess costs over fair value of net assets acquired.

(4) Weighted average common shares outstanding for both basic and diluted earnings per share are calculated as follows:

                                                Basic           Diluted
                                                -----           -------

     Prosoft historical                         16,311,680      19,725,800
     Sale of stock in private placement          1,426,452       1,426,452
     Payment to Drake                            1,142,422       1,142,422
                                                ----------      ----------

         Total                                  18,880,554      22,294,674
                                                ==========      ==========

Exhibits
--------

2.1 Stock Purchase Agreement, dated June 27, 2000, by and among the Registrant and Drake Personnel (New Zealand) Limited and ComputerPREP, Inc.

10.1 Registration Rights Agreement dated as of June 27, 2000 by and between the Registrant and Drake Personnel (New Zealand) Limited

10.2 Common Stock Purchase Warrant dated June 27, 2000 to purchase 300,000 shares issued to Drake Personnel (New Zealand) Limited

10.3 Common Stock Purchase Warrant dated June 27, 2000 to purchase 300,000 shares issued to Drake Personnel (New Zealand) Limited

10.4 Securities Purchase Agreement dated June 27, 2000 by and among Registrant and various investors

10.5 Registration Rights Agreement dated June 27, 2000 by and among Registrant and various investors

23.1  Consent of Semple & Cooper, LLP

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    PROSOFTTRAINING.COM
                                    (Registrant)



Date: July 6, 2000                  By: /s/ William J. Weronick
                                       ------------------------------------
                                          Name:  William J. Weronick
                                          Title: Vice President Finance